Exhibit 99.2

News Release

For further information contact: Anthony R. Muller Executive Vice President and CFO 408-434-1800 Alison Reynders Director, Investor Relations 408-428-6078	JDS Uniphase Corporation 210 Baypointe Parkway San Jose, CA 95134 USA Tel 408 434-1800 Fax 408 954-0540 www.jdsuniphase.com

JDS UNIPHASE FIRST QUARTER RESULTS

Ottawa, Ontario, and San Jose, California, October 25, 2001 - JDS Uniphase Corporation (NASDAQ: JDSU and TSE: JDU) today reported sales for its first quarter ended September 29, 2001 of $329 million. Sales for the quarter were 45% below sales of $601 million reported for the quarter ended June 30, 2001. The Company had earlier announced that sales for the quarter would be approximately $325 million.

"Our industry continues to be affected by declining carrier capital spending and a weak overall economic environment, and we have adapted to these circumstances by dramatically re-engineering our Company through our Global Realignment Program," said Jozef Straus, Co-Chairman, President and CEO. "To date, we have reduced our annual expense rate by over $600 million, standardized on global product platforms, eliminated manufacturing redundancies, maintained our strong financial position and redirected our research and development program to focus on the most promising applications. These improvements have allowed us to increase the level of collaborative engineering we can offer our customers for the development of next generation systems. We believe these next generation systems will be part of a future industry recovery and that we are well positioned to help our company and our customers return to growth."

Global Realignment Program

JDS Uniphase's Global Realignment Program continues on schedule.

  The estimated total cost of this program remains $900-950 million of which $778 million was recorded through the end of the first quarter. The charges recorded in the first quarter included $278 million in restructuring and related charges, of which $243 million was reported as restructuring charges, $26 million was charged to cost of goods sold, and $9 million was charged to operating expenses. Included in the total costs of the Global Realignment Program are charges for obsolete inventory write-downs related to product platform consolidation, accelerated depreciation, and moving and employee costs related to the phasing out of certain facilities and equipment.

  To date, the program has reduced the Company's annual expense rate by over $600 million from the level at the commencement of the Global Realignment Program. The Company's projected annual savings rate upon completion of the Global Realignment Program is $800 million, $100 million more than the Company's original target. The Company has closed seventeen sites to improve manufacturing efficiencies and reduce costs. In total, the Company expects to reduce its facilities by two million square feet.

  The Company's employment is currently just below 13,000, the announced target under the Global Realignment Program.

In addition to charges associated with the Global Realignment Program, the Company recorded charges of approximately $62 million for the write-down of inventory, primarily for inventory being rendered obsolete by the Company's new product programs.

Intangible Assets

The Company evaluated the carrying value of certain long-lived assets, consisting primarily of goodwill, pursuant to Generally Accepted Accounting Principles (GAAP). No reduction in the carrying value of the Company's long-lived assets for the quarter was recorded as a result of this assessment. The Company recorded a 42 million reduction in long-lived assets pursuant to actions taken under its Global Realignment Program as well as amortization for the period.

Financial Results

The Company reported a loss of $1.2 billion or $0.93 per share for the quarter ended September 29, 2001. On a pro forma basis, excluding reduction of goodwill and other long-lived assets, reduction in fair value of investments, purchased intangibles amortization, payroll taxes on stock option exercises, stock compensation charges, and activity related to equity method investments, the Company reported a loss of $260 million or $0.20 per share for the quarter ended September 29, 2001. These results reflect the costs of the Global Realignment Program and charges for the write-down of obsolete inventory related to the Company's new product development programs. The impact of the pro forma adjustments listed above is summarized in the Company's pro forma financial tables that follow in this release.

Editors' Note

Please note that analyst estimates for the September quarter typically exclude the restructuring and other costs associated with the JDS Uniphase Global Realignment Program. The pro forma amounts shown below do not exclude such costs. This information should be noted in any comparison between results for the quarter and First Call and I/B/E/S consensus analyst estimates of a loss of $0.03 per share for the quarter.

The following table summarizes the Company's pro forma results for the quarter:

(in millions, except per share amounts)	Three months ended
	September 29, 2001	September 30, 2000
Net sales	$329	$786
Gross profit (loss)	$(6)	$401
Income (loss) from operations	$(409)	$255
Income (loss) before income taxes	$(394)	$268
Net income (loss)	$(260)	$177
Net income (loss) per diluted share	$(0.20)	$0.18
Diluted weighted average shares outstanding	1,323	1,011

Pro forma results for the quarter ended September 29, 2001 exclude a $42.0 million reduction of goodwill and other long-lived assets; $443.3 million of purchased intangibles amortization; $106.5 million of reduction in fair value of investments; $23.8 million of non-cash stock compensation; $0.5 million of payroll taxes on stock option exercises; and $19.3 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the quarter ended September 30, 2000 exclude the $48.6 million effect on gross profit of the purchase accounting increase in the value of E-TEK inventory at June 30, 2000; $8.9 million of acquired in-process research and development charges; $1,107.4 million of purchased intangibles amortization; $34.9 million of payroll taxes on stock option exercises; and $41.2 million of income related to investments accounted for under the equity method of accounting.

Financial Condition

The Company's financial condition remained strong with $1.6 billion in cash, money market and other highly liquid securities at September 29, 2001. The Company reported $66 million in cash flow from operations for the quarter.

Guidance

The Company anticipates sales for the second quarter will be approximately ten to fifteen per cent below the first quarter as the downturn in the Company's markets continues. The Company anticipates that pro forma gross margins for the second quarter will be in the range of 32% to 34% of sales because of low capacity utilization and the effects of operating leverage and the Company expects to report a pro forma loss of $0.01 to $0.02 for this period, excluding charges under the Global Realignment Program. The Company is not providing specific guidance for subsequent periods.

Company management will discuss these results at 4:30 PM Eastern Time on October 25, 2001 in a live webcast, which will also be archived for replay, on the JDS Uniphase website at www.jdsuniphase.com under Investor Relations / Webcasts & Presentations.

JDS Uniphase is a high technology company that designs, develops, manufactures and sells a comprehensive range of products for high-performance fiberoptic communications applications. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase Corporation is traded on the NASDAQ National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsuniphase.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) any statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (b) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (c) statements regarding the expected level and timing of benefits to the Company from its Global Realignment Program and the expected cost thereof, including (i) the extent and timing of projected cost reductions and their impact on the Company's financial performance, and (ii) expected reductions in manufacturing capacity and employees; (d) statements regarding the Company's ability to engage in collaborative engineering with our customers; (e) statements regarding the development of next generation systems, the Company's participation in such development, and the contribution of such systems to any industry recover; (f) any statement or implication regarding the Company's products, the demand therefor and any benefits expected therefrom; and (g) any anticipation or guidance as to future financial performance, including, without limitation, (i) expected sales levels for the second quarter, and (ii) expected pro forma gross margins and net loss for the second quarter. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (3) ongoing efforts to reduce product costs through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" Section included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001. The forward-looking statements contained in this news release are made as of the date hereof and JDS Uniphase Corporation does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three months ended
	September 29,	September 30,
	2001	2000

Net sales	$ 328.6	$ 786.5
Cost of sales	343.3	436.7
Gross profit	(14.7)	349.8
Operating expenses:
Research and development	69.2	62.4
Selling, general and administrative	106.3	116.2
Amortization of purchased intangibles	443.3	1,107.4
Acquired in-process research and development	-	8.9
Reduction of goodwill and other long-lived assets	42.0	-
Restructuring charges	243.0	-
Total operating expenses	903.8	1,294.9

Loss from operations	(918.5)	(945.1)
Interest income, net	15.1	13.6
Activity related to equity method investments	(19.3)	(41.2)
Reduction in fair value of investments	(106.5)	-
Loss before income taxes	(1,029.2)	(972.7)
Income tax expense	195.2	43.9
Net loss	$ (1,224.4)	$ (1,016.6)
Net loss per share	$ (0.93)	$ (1.07)
Number of weighted average shares outstanding	1,322.7	946.6

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
	September 29,	June 30,
	2001	2001
	(unaudited

Current assets:
Cash, cash equivalents and short-term investments	$ 1,754.0	$ 1,812.2
Accounts receivable, less allowances for doubtful accounts	260.8	477.6
Inventories	232.1	287.6
Prepaid assets and other current assets	585.2	458.9
Total current assets	2,832.1	3,036.3
Property, plant, and equipment, net	976.8	1,173.0
Deferred income taxes	398.1	806.3
Goodwill and other intangible assets	6,564.2	7,045.6
Long-term investments	136.7	169.0
Other assets	20.5	15.2
TOTAL ASSETS	$ 10,928.4	$ 12,245.4

Current liabilities:
Accounts payable	$ 94.4	$ 190.6
Accrued payroll and related expenses	103.5	133.0
Income taxes payable	31.6	30.6
Deferred income taxes	28.2	63.0
Restructuring accrual	161.2	105.2
Other current liabilities	343.1	326.1
Total current liabilities	762.0	848.5
Deferred income taxes	618.8	672.4
Other non-current liabilities	4.5	5.2
Long-term debt	10.7	12.8
Stockholders' equity:
Common stock and additional paid-in capital	68,018.3	67,955.3
Accumulated deficit and other stockholders' equity	(58,485.9)	(57,248.8)
Total stockholders' equity	9,532.4	10,706.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 10,928.4	$ 12,245.4

JDS UNIPHASE CORPORATION
OPERATING SEGMENT INFORMATION
(in millions)
(unaudited)

	September 29,	September 30,
	2001	2000

Thin Film Products and Instrumentation:
Shipments	$ 88.9	$ 128.2
Intersegment sales	(5.1)	(39.7)
Net sales to external customers	83.8	88.5
Operating income	(18.0)	58.7

Transmission and Network Components
Shipments	242.8	698.0
Intersegment sales	-	-
Net sales to external customers	242.8	698.0
Operating income	(323.8)	215.0

Net sales by reportable segments	326.6	786.5
All other net sales	2.0	-
	328.6	786.5

Operating income by reportable segment	(341.8)	273.7
All other operating income	(67.1)	(18.9)
Unallocated amounts:
Acquisition related charges and payroll tax on stock option exercises	(509.6)	(1,199.8)
Reduction in fair value of investments	(106.5)	-
Activity related to equity method investments	(19.3)	(41.2)
Interest and other income, net	15.1	13.6
Loss before income taxes	$ (1,029.2)	$ (972.6)

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
	Three months ended September 29, 2001
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 328.6	$ -	$ 328.6
Cost of sales	343.3	(8.7)	334.6
Gross profit	(14.7)	8.7	(6.0)
Operating expenses:
Research and development	69.2	(4.9)	64.3
Selling, general and administrative	106.3	(10.7)	95.6
Purchased intangibles amortization and in-process R&D	443.3	(443.3)	-
Reduction of goodwill and other long-lived assets	42.0	(42.0)	-
Restructuring charges	243.0	-	243.0
Total operating expenses	903.8	(500.9)	402.9
Loss from operations	(918.5)	509.6	(408.9)
Interest income, net	15.1	-	15.1
Activity related to equity method investments	(19.3)	19.3	-
Reduction in fair value of investments	(106.5)	106.5	-
Loss before income taxes	(1,029.2)	635.4	(393.8)
Income tax expense (benefit)	195.2	(329.0)	(133.8)
Net loss	$ (1,224.4)	$ 964.4	$ (260.0)
Net loss per share	$ (0.93)		$ (0.20)
Net loss per share, diluted basis	$ (0.93)		$ (0.20)
Number of weighted average shares outstanding	1,322.7		1,322.7
Number of weighted average shares and equivalents	1,322.7		1,322.7

	Three months ended September 30, 2000
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 786.5	$	$ 786.5
Cost of sales	436.7	(51.5)	385.2
Gross profit	349.8	51.5	401.3
Total operating expenses	1,294.9	(1,148.3)	146.6
Income (loss) from operations	(945.1)	1,199.8	254.7
Interest and other income, net	(27.6)	41.2	13.6
Income (loss) before income taxes	(972.7)	1,241.0	268.3
Income tax expense	43.9	47.3	91.2
Net income (loss)	$ (1,016.6)	$ 1,193.7	$ 177.1
Net income per share			$ 0.19
Net income per share, diluted basis			$ 0.18
Number of weighted average shares outstanding			946.6
Number of weighted average shares and equivalents			1,011.4

____________________

* Pro forma results for the quarter ended September 29, 2001 exclude a $42.0 million reduction of goodwill and purchased intangibles; $443.3 million of purchased intangibles amortization; $106.5 million of reduction in fair value of investments; $23.8 million of non-cash stock compensation; $0.5 million of payroll taxes on stock option exercises; and $19.3 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the quarter ended September 30, 2000 exclude the $48.6 million effect on gross profit of the purchase accounting increase in the value of E-TEK inventory at June 30, 2000; $8.9 million of acquired in-process research and development charges; $1,107.4 million of purchased intangibles amortization; $34.9 million of payroll taxes on stock option exercises; and $41.2 million of income related to investments accounted for under the equity method of accounting.